EXHIBIT 10.1
SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (“Amendment”) is made as of November 7, 2019 (the “Effective Date”), by and between FIRST GUARANTY BANCSHARES, INC., a Louisiana corporation (the “Borrower”) and FIRST HORIZON BANK (formerly known as First Tennessee Bank National Association) (the “Lender”).

Recitals of Fact

Borrower and Lender previously entered into a Loan Agreement dated December 22, 2015 (as previously amended to date, the “Existing Loan Agreement”; the Existing Loan Agreement as amended hereby is sometimes referred to herein as the “Loan Agreement”), pursuant to which Lender committed to make a term loan to Borrower in the original amount of Twenty-Five Million Dollars ($25,000,000.00) as more particularly described therein, the present principal balance of which is Seventeen Million Six Hundred Forty-Seven Thousand Fifty-Eight and 80/100 Dollars ($17,647,058.80) (the “Term Loan”).

In order to partially fund a share exchange pursuant to which Borrower shall acquire all of the issued and outstanding $10 par value common stock of Union Bancshares, Incorporated (“Union Bancshares”) in exchange for certain cash consideration pursuant to an Agreement and Plan of Share Exchange dated as of July 31, 2019 and being by and between Borrower and Union Bancshares (the “Share Exchange Agreement”), following which Union Bancshares will be merged with and into the Borrower, with the Borrower as the surviving entity, and Union Bancshares’ wholly-owned subsidiary Union Bank will be merged with and into Borrower’s wholly-owned subsidiary First Guaranty Bank (collectively, the “Mergers”), Borrower has now requested that Lender make an additional term loan to Borrower in the principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00). Lender has agreed to do so on the terms and conditions set forth herein, and in an 2019 Term Note from Borrower to Lender of even date herewith.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

1.    Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

2.    To induce the Lender to enter into this Amendment, the Borrower does hereby absolutely and unconditionally, certify, represent and warrant to the Lender, and covenant and agree with the Lender, that:

(a)    All representations and warranties made by the Borrower in the Existing Loan Agreement and all documents executed in connection therewith (collectively, the “Existing Loan Documents”) are true, correct and complete in all material respects as of the date of this Amendment.

(b)    As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.

(c)    There are no existing offsets, defenses or counterclaims to the obligations of the Borrower, as set forth in the Existing Loan Documents.

(d)    The Borrower has no existing claim for damages against the Lender arising out of or related to the Existing Loan Agreement or any other loans and obligations of the Borrower to the Lender; and, if and to the extent (if any) that the Borrower has any such existing claim, the Borrower does hereby forever release and discharge, in all respects, the Lender with respect to such claim.

(e)    The Existing Loan Agreement, as amended by this Amendment, and the other Existing Loan Documents, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

3.    The first paragraph of the “Witnesseth” Section on the first page of the Existing Loan Agreement, is hereby deleted and replaced with the following:

WHEREAS, the Borrower has previously requested, and Lender has previously provided a term loan to Borrower in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00), the current principal balance of which is Seventeen Million Six Hundred Forty-Seven Thousand Fifty-Eight and 80/100 Dollars ($17,647,058.80), and Borrower has requested and Lender has agreed to loan an additional Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00) to Borrower on the terms and conditions hereinafter set forth;
4.    Section 1.2 of the Existing Loan Agreement is amended and replaced with the following:

1.2    Loans.
(a)    Lender has previously provided a term loan to Borrower in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00), the current outstanding balance of which is Seventeen Million Six Hundred Forty-Seven Thousand Fifty-Eight and 80/100 Dollars ($17,647,058.80), as the 2015 Loan, as evidenced by the 2015 Loan Note (hereinafter defined). The 2015 Loan Note shall bear interest and be payable in accordance with the terms and provisions of the 2015 Loan Note. The 2015 Loan (hereinafter defined) shall expire and mature, and any remaining outstanding principal balance on the 2015 Loan and all accrued but unpaid interest thereon shall be due and payable, on the 2015 Loan Maturity Date (hereinafter defined). All proceeds of the 2015 Loan have previously been advanced. Notwithstanding any other provision of this Agreement, no further principal advances are available to be borrowed under the 2015 Loan.
(b)    Lender also hereby agrees to lend, and Borrower hereby also agrees to borrow, upon the terms and conditions set forth in this Agreement, (i) the sum of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00), as the 2019 Loan (hereinafter defined), to be evidenced by the 2019 Term Note (hereinafter defined) in such amount. The 2019 Loan Note shall bear interest and be payable in accordance with the terms and provisions of the 2019 Loan Note. The 2019 Loan shall expire and mature, and any remaining outstanding principal balance on the 2019 Loan and all accrued but unpaid interest thereon shall be due and payable, on the 2019 Loan Maturity Date (hereinafter defined). Proceeds of the 2019 Loan shall be advanced in a single disbursement on the date set forth in the 2019 Loan Note. Once the principal balance of the 2019 Loan has been advanced, notwithstanding any other provision of this Agreement, no further principal advances will be available to be borrowed under the 2019 Loan.
5.    Section 5.15 of the Existing Loan Agreement is hereby modified and amended to read as follows:

5.15    Fixed Charge Coverage Ratio. Borrower shall maintain, as of each Covenant Compliance Date, a ratio of Cash Flow for the prior four (4) fiscal quarters to Fixed Charges for the prior four (4) fiscal quarters of not less than 1.35 to 1.00, to be measured quarterly as of the last day of each fiscal quarter of Borrower. For the four (4) fiscal quarters following completion of the Mergers, non-recurring merger-related expenses shall be added back to “Cash Flow” for the purposes of such calculation.
6.    From and after the Effective Date, any reference to the “Loan” in the recitals to the Existing Loan Agreement or in Sections 1.5, 2.1, 4, 5, 6, 7, or 8 of the Existing Loan Agreement, as amended hereby, shall be deemed to refer to the “Loans”, collectively, as such term is defined in Section 7 of this Amendment, below. From and after the Effective Date, any reference to the “Note” in Sections 4, 5, 7, 8, or Appendix A of the Existing Loan Agreement, as amended hereby, shall be deemed to refer to the “Notes”, collectively, as such term is defined in Section 6 of this Amendment, below.

7.     The following new definitions are hereby added to Appendix A to the Existing Loan Agreement, in proper alphabetical order, to read as follows:

“2015 Loan” means that certain term loan from the Lender to the Borrower in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00), as subsequently amended and restated, originally made on December 22, 2015, and amended and restated on June 1, 2017 and on November 7, 2019.
“2015 Loan Maturity Date” means December 22, 2020.
“2015 Loan Note” means that certain Seventeen Million Six Hundred Forty-Seven Thousand Fifty-Eight and 80/100 Dollars ($17,647,058.80) Second Amended and Restated Term Note of the Borrower to the Lender, dated the 2019 Loan Effective Date, which amended and restated that certain Twenty-Five Million Dollar ($25,000,000.00) Term Note of the Borrower to the Lender dated June 1, 2017, which amended and restated that certain Twenty-Five Million Dollar ($25,000,000.00) Term Note of the Borrower to the Lender dated December 22, 2015.
“2019 Loan” means that certain term loan from the Lender to the Borrower in the original principal amount of Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00), made on the 2019 Loan Effective Date.
“2019 Loan Effective Date” means November 7, 2019.
“2019 Loan Maturity Date” means November 7, 2024.
“2019 Loan Note” means that certain Thirty-Two Million Five Hundred Thousand Dollar ($32,500,000.00) 2019 Term Note of the Borrower to the Lender, dated the 2019 Loan Effective Date.
“Loans” means the 2015 Loan and the 2019 Loan, collectively.

“Mergers” means Borrower’s acquisition of all of the issued and outstanding $10 par value common stock of Union Bancshares, Incorporated (“Union Bancshares”) in exchange for certain cash consideration pursuant to an Agreement and Plan of Share Exchange dated as of July 31, 2019, and being by and between Borrower and Union Bancshares, following which Union Bancshares will be merged with and into the Borrower, with the Borrower as the surviving entity, and Union Bancshares’ wholly-owned subsidiary Union Bank will be merged with and into Borrower’s wholly-owned subsidiary First Guaranty Bank.
“Notes” means the 2015 Note and the 2019 Note, collectively.
8.    Notwithstanding anything to the contrary in the Existing Loan Agreement, upon the effectiveness of this Amendment, Lender hereby acknowledges and consents to the Mergers, upon the terms and conditions set forth in the Share Exchange Agreement as certified to Lender.

9.    Borrower shall pay to Lender an additional commitment fee in the amount of Thirty-Two Thousand Five Hundred Dollars ($32,500.00) in consideration of Lender’s agreement to make the 2019 Loan available to the Borrower under the Loan Agreement until the 2019 Loan Maturity Date. Borrower agrees that this additional commitment fee is fair and reasonable considering the condition of the money market, the creditworthiness of the Borrower, the interest rate to be paid, and the nature of the security (or the lack thereof) for such 2019 Loan.

10.    This Amendment shall be effective upon the Lender’s receipt (and counter- signature where required) of (a) duly executed original counterparts of (i) this Amendment, (ii) the Borrower’s Seventeen Million Six Hundred Forty-Seven Thousand Fifty-Eight and 80/100 Dollars ($17,647,058.80) Second Amended and Restated Term Note in favor of the Lender, (iii) the Borrower’s Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00) Term Note in favor of the Lender, (iv) the Certificate Regarding the Share Exchange Agreement of the Borrower (together with copies of all documents referred to therein), and (v) the First Amendment to the Pledge Agreement; (b) such secretary’s certificates, resolutions, lien searches, and evidence of good standing with respect to Borrower, the Bank, and the other parties to the Mergers as Lender may require, in form and substance satisfactory to Lender; (c) copies of all notices, approvals, and consents required in connection with the Mergers; (d) evidence satisfactory to the Lender of the simultaneous closing of the Mergers; (e) payment by Borrower of all fees and expenses due to Lender hereunder, including without limitation the additional Thirty-Two Thousand Five Hundred Dollar ($32,500.00) commitment fee described above and all of Lender’s reasonable, out-of-pocket attorney fees in connection herewith; and (f) an opinion of Borrower’s counsel to Lender in form and substance satisfactory to Lender and addressing such matters as Lender may require.

11.    All references in the Existing Loan Agreement and in any other Loan Documents to the “Loan Agreement” or the “Note” shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby and the Note, as amended by the Amended and Restated Term Note of even date herewith.

12.    All terms and provisions of the Existing Loan Agreement or any other Loan Document as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, are hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

Signatures follow.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

Borrower:

FIRST GUARANTY BANCSHARES, INC.

By: /s/ Alton B. Lewis, Jr.
Printed Name: Alton B. Lewis, Jr.
Title: President and Chief Executive Officer

Lender:

FIRST HORIZON BANK, a Tennessee banking corporation

By: /s/ R. Chuck Hunt
Printed Name:   R. Chuck Hunt
Title: Vice President